                                                                 EXHIBIT 25.4


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                            (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                              SUNTRUST BANKS, INC.
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


          GEORGIA                                          58-1575035
   (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


         303 PEACHTREE STREET, N.E.
             ATLANTA, GEORGIA                                30308
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


                 PREFERRED GUARANTEE OF PREFERRED SECURITIES OF
                               SUNTRUST CAPITAL I
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)  NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)  WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of April, 1997.


                                  THE FIRST NATIONAL BANK OF CHICAGO,
                                  TRUSTEE

                                  BY       /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT





* EXHIBITS 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25.1 TO THE REGISTRATION STATEMENT ON FORM S-3 OF SUNAMERICA INC. FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 25, 1996 (REGISTRATION NO. 333-14201).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                 April 14, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of a Guarantee of SunTrust Banks, Inc., relating to the Preferred Securities of SunTrust Capital I, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                  Very truly yours,

                                  THE FIRST NATIONAL BANK OF CHICAGO

                                  BY:      /S/ RICHARD D. MANELLA

                                           RICHARD D. MANELLA
                                           VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:      The First National Bank of Chicago        Call Date: 09/30/96      ST-BK: 17-1630 FFIEC 031
Address:                  One First National Plaza, Ste 0460                                                Page RC-1
City, State  Zip:         Chicago, IL  60670
FDIC Certificate No.:     0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                          C400              <-
                                                                            DOLLAR AMOUNTS IN          ------------      ---------
                                                                                THOUSANDS        RCFD  BIL MIL THOU
                                                                            ------------------   ----  ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):
     a. Noninterest-bearing balances and currency and coin(1) . . . . . .                        0081     4,041,784        1.a.
     b. Interest-bearing balances(2)  . . . . . . . . . . . . . . . . . .                        0071     5,184,890        1.b.
2.   Securities
     a. Held-to-maturity securities (from Schedule RC-B, column A)  . . .                        1754             0        2.a.
     b. Available-for-sale securities (from Schedule RC-B, column D)  . .                        1773     3,173,481        2.b.
3.   Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
     a. Federal Funds sold  . . . . . . . . . . . . . . . . . . . . . . .                        0276     3,505,874        3.a.
     b. Securities purchased under agreements to resell . . . . . . . . .                        0277       145,625        3.b.
4.   Loans and lease financing receivables:
     a. Loans and leases, net of unearned income (from Schedule
     RC-C)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122 22,835,958                           4.a.
     b. LESS: Allowance for loan and lease losses . . . . . . . . . . . .   RCFD 3123    418,851                           4.b.
     c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . . .   RCFD 3128          0                           4.c.
     d. Loans and leases, net of unearned income, allowance, and
        reserve (item 4.a minus 4.b and 4.c)  . . . . . . . . . . . . . .                        2125    22,417,107        4.d.
5.   Assets held in trading accounts  . . . . . . . . . . . . . . . . . .                        3545     8,121,948        5.
6.   Premises and fixed assets (including capitalized leases) . . . . . .                        2145       707,971        6.
7.   Other real estate owned (from Schedule RC-M) . . . . . . . . . . . .                        2150         9,184        7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . . .                        2130        53,803        8.
9.   Customers' liability to this bank on acceptances outstanding . . . .                        2155       626,690        9.
10.  Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . .                        2143       310,246        10.
11.  Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . .                        2160     1,658,123        11.
12.  Total assets (sum of items 1 through 11) . . . . . . . . . . . . . .                        2170    49,956,726        12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:   The First National Bank of Chicago     Call Date:   09/30/96 ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza, Ste 0460                                           Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                              DOLLAR AMOUNTS IN
                                                                  Thousands                     BIL MIL THOU
                                                               ----------------                 ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns
       A and C from Schedule RC-E, part 1)  . . . . . . . . .                         RCON 2200   22,369,341   13.a.
       (1) Noninterest-bearing(1)   . . . . . . . . . . . . . RCON 6631  9,726,987                             13.a.(1)
       (2) Interest-bearing   . . . . . . . . . . . . . . . . RCON 6636 12,642,354                             13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)   . . . . . . .                         RCFN 2200   10,026,286   13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . . . . RCFN 6631    336,746                             13.b.(1)
       (2) Interest-bearing   . . . . . . . . . . . . . . . . RCFN 6636  9,689,540                             13.b.(2)
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . . . .                         RCFD 0278      884,553   14.a.
    b. Securities sold under agreements to repurchase   . . .                         RCFD 0279      717,211   14.b.
15. a. Demand notes issued to the U.S. Treasury   . . . . . .                         RCON 2840       14,120   15.a.
    b. Trading Liabilities  . . . . . . . . . . . . . . . . .                         RCFD 3548    5,409,585   15b.
16. Other borrowed money:
    a. With original maturity of one year or less   . . . . .                         RCFD 2332    3,414,577   16.a.
    b. With original  maturity of more than one year  . . . .                         RCFD 2333       46,685   16b.
17. Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 2910      285,671   17.
18. Bank's liability on acceptance executed and outstanding                           RCFD 2920      626,690   18.
19. Subordinated notes and debentures   . . . . . . . . . . .                         RCFD 3200    1,250,000   19.
20. Other liabilities (from Schedule RC-G)  . . . . . . . . .                         RCFD 2930    1,005,205   20.
21. Total liabilities (sum of items 13 through 20)  . . . . .                         RCFD 2948   46,049,924   21.
22. Limited-Life preferred stock and related surplus  . . . .                         RCFD 3282            0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus   . . . . .                         RCFD 3838            0   23.
24. Common stock  . . . . . . . . . . . . . . . . . . . . . .                         RCFD 3230      200,858   24.
25. Surplus (exclude all surplus related to preferred stock)                          RCFD 3839    2,925,894   25.
26. a. Undivided profits and capital reserves   . . . . . . .                         RCFD 3632     770,670    26.a.
    b. Net unrealized holding gains (losses) on
       available-for-sale securities  . . . . . . . . . . . .                         RCFD 8434       10,194   26.b.
27. Cumulative foreign currency translation adjustments   . .                         RCFD 3284        (814)   27.
28. Total equity capital (sum of items 23 through 27)   . . .                         RCFD 3210    3,906,802   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)   . . . . . . . . .                         RCFD 3300   49,956,726   29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most
    comprehensive level of auditing work performed for the bank by independent external                Number

    auditors as of any date during 1995   . . . . . . . . . . . . . . . . . .    ....RCFD 6724. ... N/A        M.1.

1 =  Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank       authority)
2 =  Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing        auditors
     standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company            external auditors
     (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation
3 =  Directors' examination of the bank conducted in                 work)
     accordance with generally accepted auditing standards       8 = No external audit work
     by a certified public accounting firm (may be required by
     state chartering authority)

___________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.